Exhibit 107.1

Calculation of Filing Fee Table

Form S-3

(Form Type)

Issuer:

T-Mobile USA, Inc.

Guarantors:

American Telecasting of Seattle, LLC

APC Realty and Equipment Company, LLC

Assurance Wireless of South Carolina, LLC

Assurance Wireless USA, L.P.

ATI Sub, LLC

Clear Wireless LLC

Clearwire Communications LLC

Clearwire Legacy LLC

Clearwire Spectrum Holdings II LLC

Clearwire Spectrum Holdings III LLC

Clearwire Spectrum Holdings LLC

Fixed Wireless Holdings, LLC

IBSV LLC

MetroPCS California, LLC

MetroPCS Florida, LLC

MetroPCS Georgia, LLC

MetroPCS Massachusetts, LLC

MetroPCS Michigan, LLC

MetroPCS Nevada, LLC

MetroPCS New York, LLC

MetroPCS Pennsylvania, LLC

MetroPCS Texas, LLC

Nextel Retail Stores, LLC

Nextel South Corp.

Nextel Systems, LLC

Nextel West Corp.

NSAC, LLC

PRWireless PR, LLC

PushSpring, LLC

Sprint Capital Corporation

Sprint Communications LLC

Sprint LLC

Sprint PCS Assets, L.L.C.

Sprint Solutions LLC

Sprint Spectrum LLC

Sprint Spectrum Realty Company, LLC

SprintCom LLC

T-Mobile Central LLC

T-Mobile Financial LLC

T-Mobile Innovations LLC

T-Mobile Leasing LLC

T-Mobile License LLC

T-Mobile Northeast LLC

T-Mobile Puerto Rico Holdings LLC

T-Mobile Puerto Rico LLC

T-Mobile Resources LLC

T-Mobile South LLC

T-Mobile US, Inc.

T-Mobile West LLC

TDI Acquisition Sub, LLC

TMUS International LLC

TVN Ventures LLC

VMU GP, LLC

WBSY Licensing, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share, of T-Mobile US, Inc.(1)	Rule 456(b) and Rule 457(r)(1)	605,110,755	(2)	(2)	(2)	(2)

	Debt	4.750% Senior Notes due 2028-1 of T-Mobile USA, Inc.	Rule 456(b) and Rule 457(r)(1)	$1,500,000,000(3)	(2)	(2)	(2)	(2)

	Debt	Guarantees of 4.750% Senior Notes due 2028-1 of T-Mobile USA, Inc. (4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—	—	—	—	—

	Total Offering Amounts					$—		$—

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$—

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.

(3)

Represents the aggregate principal amount of such debt securities issued by T-Mobile USA, Inc., a wholly-owned subsidiary of T-Mobile US, Inc. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(4)

T-Mobile US, Inc. and the registrants listed on the Table of Additional Registrants have guaranteed the obligations of such debt securities of T-Mobile USA, Inc. The guarantees are not traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.